Exhibit 10.29

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE PROMISSORY NOTE

$23,000,000	October 31, 2023

For value received, XCF GLOBAL CAPITAL, INC., a Nevada corporation (the “Company”), promises to pay to SOUTHEAST RENEWABLES LLC, a Wyoming limited liability company (the “Holder”), the principal sum of $23,000,000 pursuant to the terms of this Convertible Promissory Note (this “Note”). This Note is issued pursuant to the Asset Purchase Agreement of even date herewith between the Company, as Buyer, and Holder, as Seller. This Note is subject to the following terms and conditions:

  1.         Basic Terms.

(a)             Interest. Until this Note is repaid in full or converted into Common Stock in accordance with the terms hereof, interest shall accrue on the unpaid principal amount of this Note at the per annum rate of 8%, and such accrued interest shall be due and payable on the Maturity Date.

(b)             Maturity. This Note shall mature without notice or demand on October 31, 2024 (the “Maturity Date”). On the Maturity Date, if the outstanding principal balance and unpaid accrued interest under this Note have not been converted into Common Stock in accordance with the terms of this Note, the Company shall pay the Holder in immediately available funds the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon. For the avoidance of doubt, except as otherwise expressly set forth herein, no portion of the principal or accrued interest under this Note shall become due and payable to the Holder prior to the Maturity Date.

(c)             Payment; Prepayment. All payments hereunder shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal. The Company may prepay this Note in part or in full at any time.

  2.         Conversion.

(a)             Terms of Conversion. Prior to the Maturity Date, at the option of the Holder and upon written notice to the Company, the outstanding principal balance and unpaid accrued interest under this Note may be converted into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock the Company issues to the Holder upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (i) the outstanding principal balance and unpaid accrued interest under this Note on the date of such conversion, by (ii) the applicable Conversion Price.

(b)             “Change of Control” means (i) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets to a company whose securities are registered pursuant to the Securities Exchange Act of 1934 or a direct or indirect subsidiary of such a company (a “Public Company”); (ii) the consummation of a merger or consolidation of the Company with or into a Public Company; or (iii) the acquisition of all or substantially all of the common stock of the Company by a Public Company.

(c)             “Common Stock” means the Company’s common stock, $0.001 par value per share.

(d)             “Conversion Price” means:

(i)              prior to the occurrence of a Change of Control, ten dollars ($10.00) per share; or

(ii)             subsequent to the occurrence of a Change in Control, the volume weighted average price for the 20 days prior to the date that the Holder submits notice of conversion to the Company.

3.           Documents; Mechanics; Effect of Conversion. The Common Stock issued upon conversion of the outstanding principal balance and unpaid accrued interest under this Note shall (except as otherwise expressly provided herein) be upon the terms and subject to the conditions of the Company’s governing documents. In connection with any conversion of this Note, the Holder shall surrender this Note, duly endorsed, to the Company or any transfer agent of the Company, and shall deliver to the Company any other documentation reasonably required by the Company in connection with such conversion.

4.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that as of the date hereof:

(a)             Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)             Authorization. Except for the authorization and issuance of the Common Stock upon conversion of this Note, all action on the part of the Company, its officers, directors and members necessary for the execution and delivery of this Note has been taken. This Note, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.           Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that as of the date hereof:

(a)             Organization, Good Standing and Qualification. The Holder is a limited liability company, validly existing and in good standing under the laws of the State of Wyoming, and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)             Authorization. The Holder has full power and authority to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note; when executed and delivered by the Holder, wil1 constitute the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)             Purchase Entirely for Own Account. The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder’s representation to the Company, which the Holder hereby confirms by executing this Note, that this Note and the Common Stock issuable upon conversion of this Note (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent. The Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(d)            Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the Securities is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(e)             Investment Experience. The Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(f)             Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(g)            Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation, and may not be able, to satisfy.

(h)            No Public Market. The Holder understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

(i)              No “Bad Actor” Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(l){i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

6.           Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

7.           Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable and documented attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.           Loss of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

9.           Miscellaneous.

(a)             Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company and Holder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

(b)            Entire Agreement. This Note constitutes the entire agreement and understanding between the Company and the Holder relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.

(c)             Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and Holder. Any amendment or waiver effected in accordance with this Section 9(c) shall be binding upon the Company, the Holder and each transferee of any Note.

(d)            Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

(e)             Notices. Any notice, demand or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)             Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument. A signed copy of this Note delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Note as of the date first set forth above.

THE COMPANY:

XCF GLOBAL CAPITAL, INC.

		By:	/s/ Joseph Cunningham
Name: Joseph Cunningham
Title: President

AGREED TO AND ACCEPTED:

THE HOLDER:

SOUTHEAST RENEWABLES LLC

By:	/s/ Robert Barr
Name: Robert Barr
Title: Manager